DAVIDSON & COMPANY LLP	Chartered Accountants A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127828, effective August 25, 2005) of our report dated May 10, 2007, relating to the consolidated financial statements of Clyvia Inc. (formerly Rapa Mining Inc.), appearing in the Annual Report on Form 10-KSB for the year ended January 31, 2007.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada
Chartered Accountants
May 16, 2007

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172